Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of April 22, 2013, by and among FEDERAL REALTY INVESTMENT TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), each of the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other parties have entered into that certain Credit Agreement dated as of July 7, 2011 (as amended and as in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement, including increasing the aggregate amount of the Revolving Commitments from $400,000,000 to $600,000,000, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Specific Amendments to Credit Agreement. Upon the effectiveness of this Amendment, the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)The Credit Agreement is amended by replacing the first recital to the Credit Agreement in its entirety with the following:

WHEREAS, the Administrative Agent, the Issuing Bank and the Lenders desire to make available to the Borrower an unsecured revolving credit facility in the amount of $600,000,000 with a $50,000,000 swingline subfacility and a letter of credit subfacility of up to $50,000,000, on the terms and conditions contained herein.

(b)The Credit Agreement is further amended by replacing the table in the definition of “Applicable Facility Fee” contained in Section 1.1. thereof in its entirety with the following:

Level	Facility Fee
1	0.15%
2	0.15%
3	0.2%
4	0.3%
5	0.35%

(c)The Credit Agreement is further amended by replacing the table in the definition of “Applicable Margin” contained in Section 1.1. thereof in its entirety with the following:

Level	Borrower's Credit Rating (S&P/Moody's or equivalent)	Applicable Margin for Revolving Loans that are LIBOR Loans	Applicable Margin for all Base Rate Loans
1	A-/A3 (or equivalent) or better	0.9%	0.9%
2	BBB+/Baa1 (or equivalent)	1%	1%
3	BBB/Baa2 (or equivalent)	1.1%	1.1%
4	BBB-/Baa3 (or equivalent)	1.35%	1.35%
5	Lower than BBB-/Baa3 (or equivalent)	1.7%	1.7%

(d)The Credit Agreement is further amended by restating the definitions of “Capitalization Rate”, “Controlled Property”, “Fixed Charges”, “Guarantor”, “LIBOR”, “Mandatorily Redeemable Stock”, “Permitted Liens”, “Revolving Termination Date”, “Total Budgeted Cost” and “Wholly Owned Property” contained in Section 1.1. thereof in their entirety as follows:

“Capitalization Rate” means 6.75%.

“Controlled Property” means a Property which is an Eligible Property that is owned in fee simple (or leased under a Ground Lease) by a Subsidiary that is not a Wholly Owned Subsidiary and with respect to which the Borrower or such Subsidiary has the right to take the following actions without the need to obtain the consent of any Person (other than the Requisite Lenders if required pursuant to the Loan Documents): (A) to create Liens on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable and (B) to sell, convey, transfer or otherwise dispose of such Property.

“Fixed Charges” means, for any period, the sum of (a) Interest Expense of the Borrower and its Subsidiaries determined on a consolidated basis and of Unconsolidated Affiliates for such period, (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower, its Subsidiaries and its Unconsolidated Affiliates during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, and (c) all Preferred Dividends paid by the Borrower, its Subsidiaries and Unconsolidated Affiliates during such period (other than such payments to the Borrower and any Subsidiary); provided, however that only the Borrower's Ownership Share of the amounts (other than inter-company amounts) set forth in clauses (a) through (c) above with respect to Unconsolidated Affiliates of the Borrower shall be included in determinations of Fixed Charges.

“Guarantor” means any Person that is party to the Guaranty as a Guarantor.

“LIBOR” means, for the Interest Period for any LIBOR Loan, the rate of interest obtained by dividing (i) the rate appearing on the Reuters Screen LIBOR01 page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m. London time on the date that is two (2) Business Days prior to the date of commencement of such Interest Period for a period of time approximately equal to such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). Any change in such maximum rate shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“Mandatorily Redeemable Stock” means, with respect to a Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests); in each case, on or prior to the Revolving Termination Date. For purposes of this definition, Equity Interests in any of the following Subsidiaries which the Borrower is obligated to acquire pursuant to currently existing agreements (as in effect on the date hereof) with the holders of such Equity Interest shall not be considered to be Mandatorily Redeemable Stock: Congressional Plaza Associates, LLC, NVI-Avenue, LLC, Street Retail West 7, L.P., FR Pike 7 Limited Partnership and Federal Realty Partners L.P.

“Permitted Liens” means, with respect to any asset or property of a Person, (a) (i) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or (ii) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in each case, are not at the time required to be paid or discharged under Section 7.6.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or materially impair the use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Administrative Agent for its benefit and the benefit of the Lenders, the Issuing Bank, and each Specified Derivatives Provider; (f) Liens in favor of the Borrower or a Subsidiary securing obligations owing by a Subsidiary to the Borrower or a Subsidiary; (g) Liens in existence as of the Agreement Date and set forth on Part II of Schedule 6.1.(f); and (h) Liens securing Indebtedness permitted by the Loan Documents.
“Revolving Termination Date” means April 21, 2017, or such later date to which the Revolving Termination Date may be extended pursuant to Section 2.13.

“Total Budgeted Cost” means, at any time, the aggregate amount of all costs (net of third party contributions to, or reimbursement of, costs) budgeted to be paid, incurred or otherwise expended or accrued by the Borrower, a Subsidiary or an Unconsolidated Affiliate with respect to such Property to complete development and achieve a stabilized Occupancy Rate as reasonably determined by the Borrower in good faith, including without limitation, all amounts budgeted with respect to all of the following: (a) acquisition of land and any related improvements; (b) a reserve for construction interest; (c) an operating deficit reserve; (d) tenant improvements; (e) leasing costs and commissions, (f) infrastructure costs and (g) other hard and soft costs associated with the development or redevelopment of such Property. Total Budgeted Costs shall also include the fully budgeted costs of Properties under construction (as evidenced by commencement of the pouring of footings), acquired or to be acquired pursuant to purchase agreements or being developed by third parties under a loan that the Borrower, its Subsidiary or an Unconsolidated Affiliate has guaranteed or otherwise has liability for the payment thereof. If a Property is owned by an Unconsolidated Affiliate the Total Budgeted Cost shall be equal to the product of (i) the Borrower's Ownership Share in such Unconsolidated Affiliate and (ii) the Total Budgeted Cost of such Property as calculated in accordance with this definition.

“Wholly Owned Property” means an Eligible Property which is wholly owned in fee simple (or leased under a Ground Lease) by only the Borrower or a Wholly Owned Subsidiary.

(e)The Credit Agreement is further amended by adding the following definition of “Recourse Indebtedness” to Section 1.1. thereof in the appropriate alphabetical location:

“Recourse Indebtedness” means, with respect to a Person, any Indebtedness other than Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

(f)The Credit Agreement is further amended by restating the first sentence of Section 2.16. thereof in its entirety as follows:

The Borrower shall have the right, at any time and from time to time, to request increases in the aggregate amount of the Revolving Commitments by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases the aggregate amount of the Revolving Commitments shall not exceed $1,000,000,000 minus the amount of any reduction of the Revolving Commitments effected pursuant to Section 2.12. hereof.

(g)The Credit Agreement is further amended by restating the first sentence of Section 3.5.(e) thereof in its entirety as follows:

If the Borrower exercises its right to extend the Revolving Termination Date in accordance with Section 2.13., the Borrower shall pay to the Administrative Agent for the account of each Lender a fee equal to 0.15% of the amount of such Lender's Revolving Commitment (whether or not utilized).

(h)The Credit Agreement is further amended by restating Section 7.14. thereof in its entirety as follows:

Section 7.14. Guarantors.

(a)    Within 10 Business Days of the date on which any of the following conditions first applies to any Subsidiary (other than a Subsidiary owning a Non-Controlled Property) that is not already a Guarantor, the Borrower shall deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (i) an Accession Agreement executed by such Subsidiary (or if the Guaranty is not then in existence, a Guaranty executed by such Subsidiary) and (ii) the items that would have been delivered under subsections (iv) through (viii) of Section 5.1.(a) if such Subsidiary had been required to become a Guarantor on the Agreement Date:

(x)    such Subsidiary Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of the Borrower or any Subsidiary of the Borrower; or

(y)    such Subsidiary (A) owns any asset the value of which is included in the determination of Unencumbered Asset Value and (B) has incurred, acquired or suffered to exist any Recourse Indebtedness.

(b)    [Intentionally Omitted].

(c)    The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor from the Guaranty so long as: (i) such Guarantor is not required to be a party to the Guaranty under the immediately preceding subsection (a); (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; and (iii) the Administrative Agent shall have received such written request at least ten (10) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

(i)The Credit Agreement is further amended by restating Section 8.4.(l) thereof in its entirety as follows:

(l)    [Intentionally Omitted];

(j)The Credit Agreement is further amended by restating Section 9.1.(a) thereof in its entirety as follows:

(a)    Minimum Tangible Net Worth. The Borrower shall not at any time permit the Tangible Net Worth to be less than (i) $1,900,000,000 plus (ii) 75% of the Net Proceeds of all Equity Issuances effected at any time after December 31, 2012 by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of its Subsidiaries.

(k)The Credit Agreement is further amended by restating Section 9.1.(f) thereof in its entirety as follows:

(f)    Minimum Unencumbered Debt Yield. The Borrower shall not permit the ratio of (i) Unencumbered Adjusted NOI on a consolidated basis for any fiscal quarter times 4 to (ii) Unsecured Indebtedness of the Borrower and its Subsidiaries as of the last day of such fiscal quarter to be less than 0.11 to 1.00 at any time.

(l)The Credit Agreement is further amended by restating clause (iv) of Section 9.1.(g) thereof in its entirety as follows:

(iv)    Unimproved Land such that the aggregate value of such Unimproved Land, calculated on the basis of acquisition cost, exceeds 5.00% of Total Asset Value; and

(m)The Credit Agreement is further amended by restating Section 9.1.(h) thereof in its entirety as follows:

(h)    [Intentionally Omitted].

(n)The Credit Agreement is further amended by restating Section 9.2.(b) thereof in its entirety as follows:

(b)    Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, so long as in each case, (i) as a result of such Investment, and after giving effect thereto, no Default or Event of Default is or would be caused thereby, and no other Major Default or Event of Default has occurred and is continuing, and (ii) if such Subsidiary is (or after giving effect to such Investment would be) required to become a Guarantor pursuant to Section 7.14., the terms and conditions set forth in Section 7.14. are satisfied;

(o)The Credit Agreement is further amended by restating clause (i) of the proviso set forth in Section 9.5. thereof in its entirety as follows:

(i)    any of the actions described in the immediately preceding clauses (a), (b) and (c) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower) so long as, as a result of the taking of such action, and after giving effect thereto, no Default or Event of Default is or would be caused thereby, and no other Major Default or Event of Default has occurred and is continuing; notwithstanding the foregoing, any such Loan Party may enter into a transaction of merger pursuant to which such Loan Party is not the survivor of such merger only if (A) the Borrower shall have given the Administrative Agent and the Lenders at least 10 Business Days' prior written notice of such merger; (B) if the survivor entity is required to become a Guarantor pursuant to Section 7.14. (and is not already a Guarantor), within five (5) Business Days of consummation of such merger, the survivor entity shall have executed and delivered an Accession Agreement (or if the Guaranty is not then in existence, a Guaranty executed by such survivor entity); (C) within 30 days of consummation of such merger, the survivor entity delivers to the Administrative Agent the following: (1) items of the type referred to in Sections 5.1.(a)(iv) through (viii) with respect to the survivor entity as in effect after consummation of such merger (if not previously delivered to the Administrative Agent and still in effect), (2) copies of all documents entered into by such Loan Party or the survivor entity to effectuate the consummation of such merger, including, but not limited to, articles of merger and the plan of merger, (3) copies, certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Loan Party or the survivor entity, of all corporate and shareholder action authorizing such merger and (4) copies of any filings with the Securities and Exchange Commission in connection with such merger; and (D) such Loan Party and the survivor entity each takes such other action and delivers such other documents, instruments, opinions and agreements as the Administrative Agent may reasonably request;

(p)The Credit Agreement is further amended by deleting Schedule I attached thereto in its entirety and substituting in lieu thereof Schedule I attached hereto.

(q)The Credit Agreement is further amended by deleting Exhibit K attached thereto in its entirety and substituting in lieu thereof Exhibit K attached hereto.

Section 2. Conditions Precedent. The effectiveness of this Amendment, including without limitation, the allocation of the Revolving Commitments under Section 3 below and the release of the Guarantors under Section 4 below, is subject to receipt by the Administrative Agent of each of the following in form and substance satisfactory to the Administrative Agent:

(a)    a counterpart of this Amendment duly executed by the Borrower, the Administrative Agent and each of the Lenders;

(b)    (i) a Revolving Note duly executed by the Borrower payable to the order of Citibank, N.A. and (ii) replacement Revolving Notes duly executed by the Borrower payable to the order of each Lender whose Revolving Commitment has changed pursuant to this Amendment, in each case, in a principal amount equal to the amount of its Revolving Commitment as set forth on Schedule I attached hereto;

(c)    an opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Borrower, addressed to the Administrative Agent and the Lenders and covering the Borrower, this Amendment, the Credit Agreement as amended by this Amendment, any other Loan Documents executed by the Borrower in connection with this Amendment and such other matters as reasonably requested by the Administrative Agent;

(d)    the declaration of trust of the Borrower certified as of a recent date by the Department of Assessments and Taxation of the State of Maryland;

(e)    a Certificate of Status with respect to the Borrower issued as of a recent date by the Department of Assessments and Taxation of the State of Maryland and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which the Borrower is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(f)    a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Borrower with respect to each of the officers of the Borrower authorized to execute and deliver this Amendment and any other agreements or documents executed by the Borrower in connection with this Amendment (collectively, the “Amendment Documents”);

(g)    copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Borrower of (A) the by-laws of the Borrower and (B) all trust or other necessary action taken by the Borrower to authorize the execution and delivery of the Amendment Documents and performance of the Amendment Documents and the Credit Agreement as amended by this Amendment;

(h)    a Compliance Certificate calculated on a pro forma basis for the Borrower's fiscal quarter ending December 31, 2012;

(i)    a replacement Transfer Authorizer Designation Form substantially in the form of Exhibit K attached hereto effective as of the date of this Amendment;

(j)    a certificate of the Borrower, signed on behalf of the Borrower by a Responsible Officer of the Borrower, certifying that (i) since December 31, 2012, there has not been any material adverse condition or material adverse change in or affecting, nor has any circumstance or condition occurred that could reasonably be expected to result in a material adverse change in, or have a material adverse effect on, the business, assets, liabilities, financial condition or results of operations of the Borrower and its subsidiaries, taken as a whole, (ii) no Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment and (iii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents (including this Amendment) to which any of them is a party are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof immediately after giving effect to this Amendment except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited thereunder;

(k)    a copy of a duly executed amendment to that certain Term Loan Agreement dated as of November 22, 2011 (the “Term Loan Agreement”) by and among the Borrower, the financial institutions party thereto, PNC Bank, National Association, as Administrative Agent, and the other parties thereto, amending the terms of the Term Loan Agreement corresponding to the terms of the Credit Agreement amended by Sections 1(d) (other than the amendment to the definition of “Revolving Termination Date”), (e), (h), (i), (j), (k), (l), (m), (n) and (o) of this Amendment so that all such terms and sections shall be substantially the same;

(l)    evidence that (i) all fees due and payable to the Administrative Agent, the Lenders and the Arrangers pursuant to that certain Fee Letter dated as of March 14, 2013 by and among the Borrower, the Arrangers and the Administrative Agent have been paid and (ii) all fees, expenses and reimbursement amounts due and payable to the Administrative Agent and the Arrangers, including without limitation, the reasonable fees and expenses of counsel to the Administrative Agent, have been paid; and

(m)    such other documents, agreements and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request.

Section 3. Allocations. The Administrative Agent, the Borrower and each Lender agree that upon the effectiveness of this Amendment (the date of such effectiveness, the “Amendment Effective Date”), the outstanding Revolving Loans and the participation interests of the Lenders in any outstanding Letters of Credit and Swingline Loans shall be allocated among the Lenders in accordance with their respective Revolving Commitment Percentages calculated based on the Revolving Commitments of the Lenders set forth on Schedule I attached hereto (the “Post-Amendment Commitment Percentage”). To effect such allocations, each Lender whose Post-Amendment Commitment Percentage exceeds the amount of such Lender's Revolving Commitment Percentage immediately prior to the effectiveness of this Amendment and any Lender providing a new Commitment shall make a Revolving Loan in such amount as is necessary so that the aggregate principal amount of Revolving Loans held by such Lender shall equal such Lender's Post-Amendment Commitment Percentage of the aggregate outstanding principal amount of the

Revolving Loans as of the Amendment Effective Date. The Administrative Agent shall make such amounts of the proceeds of such Revolving Loans available (a) to each Lender whose Post-Amendment Commitment Percentage is less than the amount of such Lender's Revolving Commitment Percentage immediately prior to the effectiveness of this Amendment as is necessary so that the aggregate principal amount of Revolving Loans held by such Lender shall equal such Lender's Post-Amendment Commitment Percentage of the aggregate outstanding principal amount of the Revolving Loans as of the Amendment Effective Date and (b) to the Exiting Lenders (as defined below) as is necessary to repay in full the Revolving Loans owing to such Exiting Lenders. The parties hereto confirm that the aggregate outstanding principal amount of the Revolving Loans immediately prior to the Amendment Effective Date is equal to the aggregate outstanding principal amount of the Revolving Loans immediately after giving effect to the Amendment. Except for any Revolving Notes to be provided to the Lenders in the principal amount of their respective Revolving Commitments, no other documents, instruments or fees (other than fees set forth in Section 2(l) above) shall be, or shall be required to be, executed or paid in connection with such allocations (all of which are hereby waived, as necessary).

Citibank, N.A., as a new Lender under the Credit Agreement on the Amendment Effective Date, hereby agrees to provide a new Revolving Commitment in the amount set forth on Schedule I attached hereto. On the Amendment Effective Date, Citibank, N.A. agrees to become and shall be deemed a Lender for all purposes of the Credit Agreement, and each reference to the Lenders in the Credit Agreement shall be deemed to include Citibank, N.A. Citibank, N.A. hereby appoints Wells Fargo Bank, National Association as the Administrative Agent and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Credit Agreement and other Loan Documents as are delegated to the Administrative Agent by the terms thereof.

On the Amendment Effective Date, the Revolving Commitments of each of Chang HWA Commercial Bank, Ltd., New York Branch, Citicorp North America, Inc., First Commercial Bank New York Branch and Sovereign Bank (each, an “Exiting Lender”) shall be terminated, all outstanding amounts due under the Credit Agreement and the other Loan Documents to the Exiting Lenders on the Amendment Effective Date shall be paid in full, and each Exiting Lender shall cease to be a Lender under the Credit Agreement.

The Administrative Agent, the Borrower and each Lender confirms the amount of each such Lender's Revolving Commitment as set forth on Schedule I attached hereto.

Section 4. Release of Guarantors. Upon the effectiveness of this Amendment as provided in Section 2 above, the Administrative Agent and the Lenders agree that the Guarantors set forth on Schedule II attached hereto shall be released as Guarantors under the Guaranty in effect immediately prior to the effectiveness of this Amendment and such Guaranty shall terminate.

Section 5. Representations. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)    Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit under the Credit Agreement as amended by this Amendment. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver the Amendment Documents and perform the Amendment Documents and the Credit Agreement as amended by this Amendment in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Amendment Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of the Amendment Documents and the Credit Agreement as amended by this Amendment is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b)    Binding Effect. This Amendment and the Credit Agreement as amended by this Amendment constitute valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their terms.

(c)    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

(d)    No Material Adverse Change. Since December 31, 2012, there has not been any material adverse condition or material adverse change in or affecting, nor has any circumstance or condition occurred that could reasonably be expected to result in a material adverse change in, or have a material adverse effect on, the business, assets, liabilities, financial condition or results of operations of the Borrower and its subsidiaries, taken as a whole.

(e)    No Guarantors. As of the effective date of this Amendment and after giving effect thereto, no Subsidiary is required to be a Guarantor pursuant to Section 7.14. of the Credit Agreement as amended by this Amendment.

Section 6. Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made or deemed made by the Borrower to the Administrative Agent and the Lenders in the Credit Agreement as amended by this Amendment and the other Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full and such representations and warranties are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof immediately after giving effect to this Amendment except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited thereunder.

Section 7. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. This Amendment is a Loan Document.

Section 8. Costs and Expenses. The Borrower shall reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses (including attorneys' fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 9. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11. Effect; Ratification. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only. The Credit Agreement is hereby ratified and confirmed in all respects. Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document.

Section 12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 13. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed as of the date first above written.

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Dawn M. Becker
Name: Dawn M. Becker
Title: Executive Vice President - Chief Operating Officer

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement for Federal Realty Investment Trust]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Administrative Agent, Issuing Bank and as a Lender

By:	/s/ Sam Supple
Name: Sam Supple
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement for Federal Realty Investment Trust]

PNC BANK, NATIONAL ASSOCIATION, as Syndication
Agent and as a Lender

By:	/s/ Benjamin Adams
Name: Benjamin Adams
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement for Federal Realty Investment Trust]

COMPASS BANK, as a Lender

By:	/s/ Kent Gorman
Name: Kent Gorman
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement for Federal Realty Investment Trust]

REGIONS BANK, as a Lender

By:	/s/ Kerri Raines
Name: Kerri Raines
Title: Vice President

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[Signature Page to First Amendment to Credit Agreement for Federal Realty Investment Trust]

SUNTRUST BANK, as a Lender

By:	/s/ W. John Wendler
Name: W. John Wendler
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement for Federal Realty Investment Trust]

U.S. BANK, NATIONAL ASSOCIATION, a national
banking association, as a Lender

By:	/s/ Walter F. Whitt
Name: Walter F. Whitt
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement for Federal Realty Investment Trust]

TD BANK, N.A., as a Lender

By:	/s/ Michael Duganich
Name: Michael Duganich
Title: Vice President

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[Signature Page to First Amendment to Credit Agreement for Federal Realty Investment Trust]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Cheryl L. Sneor
Name: Cheryl L. Sneor
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement for Federal Realty Investment Trust]

CAPITAL ONE, N.A., as a Lender

By:	/s/ Frederick H. Denecke
Name: Frederick H. Denecke
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement for Federal Realty Investment Trust]

CITIBANK, N.A., as a Lender

By:	/s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement for Federal Realty Investment Trust]

DEUTSCHE BANK TRUST COMPANY AMERCAS, as a
Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By:	/s/ Heidi Sandquist
Name: Heidi Sandquist
Title: Director

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement for Federal Realty Investment Trust]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Rita Lai
Name: Rita Lai
Title: Senior Credit Banker

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement for Federal Realty Investment Trust]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Joshua Freedman
Name: Joshua Freedman
Title: Authorized Signatory

SCHEDULE I

Commitments

Lender	Revolving Commitment Amount
Wells Fargo Bank, National Association	$90,000,000
PNC Bank, National Association	$90,000,000
Compass Bank	$50,000,000
Regions Bank	$50,000,000
SunTrust Bank	$50,000,000
U.S. Bank National Association	$50,000,000
TD Bank, N.A.	$40,000,000
Bank of America, N.A.	$30,000,000
Capital One, N.A.	$30,000,000
Citibank, N.A.	$30,000,000
Deutsche Bank Trust Company Americas	$30,000,000
JPMorgan Chase Bank, N.A.	$30,000,000
Royal Bank of Canada	$30,000,000
Total:	$600,000,000

SCHEDULE II

Released Guarantors

STREET RETAIL, INC.
FR LINDEN SQUARE, INC.
FR FEDERAL PLAZA, INC.
FR WHITE MARSH, INC.
FEDERAL REALTY PARTNERS L.P.
FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC
SRI ASSEMBLY ROW B2, LLC
SRI ASSEMBLY ROW B3, LLC
SRI ASSEMBLY ROW B5, LLC
SRI ASSEMBLY ROW B6, LLC
SRI ASSEMBLY ROW B7, LLC
SRI ASSEMBLY ROW B8, LLC
SRI ASSEMBLY ROW B9, LLC
SRI OLD TOWN, LLC
STREET RETAIL FOREST HILLS I, LLC
STREET RETAIL WEST I, L.P.
STREET RETAIL WEST II, L.P.
STREET RETAIL WEST 3, L.P.
STREET RETAIL WEST 4, L.P.
STREET RETAIL WEST 6, L.P.
STREET RETAIL WEST 10, L.P.
FR STURTEVANT STREET, LLC
FR WESTGATE MALL, LLC
STREET RETAIL SAN ANTONIO, LP
FR CHELSEA COMMONS II, LLC
FR DEL MAR VILLAGE, LLC
FR DEL MAR VILLAGE II, LLC
FR MERCER MALL, LLC
FR NORTH DARTMOUTH, LLC
CORDON FAIRFIELD BUSINESS TRUST
CAMPBELL-PHILADELPHIA BUSINESS TRUST
SHOPPES AT NOTTINGHAM SQUARE BUSINESS TRUST
RETAIL PROPERTIES BUSINESS TRUST
NOTTINGHAM SQUARE BUSINESS TRUST
BYRON STATION LIMITED PARTNERSHIP, LLLP
BERMAN ENTERPRISES II LIMITED PARTNERSHIP
ANDORRA ASSOCIATES
SHOPPING CENTER ASSOCIATES
FR PIKE 7 LIMITED PARTNERSHIP
GOVERNOR PLAZA ASSOCIATES
FR ASSEMBLY SQUARE, LLC
FR CHELSEA COMMONS III, LLC
FR HUNTINGTON SQUARE, LLC
FR TOWER SHOPS, LLC

Loan No. 1004039
EXHIBIT K

TRANSFER AUTHORIZER DESIGNATION
(For Disbursement of Loan Proceeds)

o NEW o REPLACE PREVIOUS DESIGNATION o ADD o CHANGE o DELETE LINE NUMBER _____ o INITIAL LOAN DISBURSEMENT

The following representatives (“Authorized Representatives”) of FEDERAL REALTY INVESTMENT TRUST, a real estate investment trust formed under the laws of the State of Maryland (“Borrower”), are authorized to request the disbursement of loan proceeds and initiate funds transfers for Loan Number 1004039 (“Loan”) assigned to the unsecured revolving credit facility in the initial principal amount of $600,000,000 (“Initial Loan Amount”), which Initial Loan Amount may be increased pursuant to the term of the Credit Agreement (as defined below) to a principal amount that after giving effect to any such increases shall not exceed $1,000,000,000 (“Increased Loan Amount”) evidenced by that certain Credit Agreement dated as of July 7, 2011(“Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their permitted assignees under Section 12.6. thereof, Wells Fargo Bank, N.A., as Administrative Agent (together with its successors and permitted assigns, the “Administrative Agent”), PNC Bank, National Association, as Syndication Agent, and each of Wells Fargo Securities, LLC, and PNC Capital Markets LLC, as a Lead Arranger and Book Manager. The Administrative Agent is authorized to rely on this Transfer Authorizer Designation form until it has received a new Transfer Authorizer Designation form signed by Borrower, even in the event that any or all of the foregoing information may have changed. The maximum amount of the initial disbursement of any Loan proceeds (“Initial Loan Disbursement”) and the maximum amount of each subsequent disbursement of any Loan proceeds (each a “Subsequent Loan Disbursement”) that each Authorized Representative is authorized to request are set forth below:

	Name	Title	Maximum Initial Loan Disbursement Amount[1]	Maximum Subsequent Loan Disbursement Amount[1]
1.
2.
3.
4.
5.

INITIAL LOAN DISBURSEMENT AUTHORIZATION

☐ Applicable for Wire Transfer in Connection with Request from Authorized Representative. The Administrative Agent is hereby authorized to disburse the proceeds of the Initial Loan Disbursement requested from an Authorized Representative in accordance with the terms of the Credit Agreement by wire transfer as specified in the wire transfer instructions set forth below under Item 1. of “Beneficiary Bank and Account Holder Information” of this Transfer Authorizer Designation.

☐ Applicable for Wire Transfer Instructions from Person other than Authorized Representative. The Administrative Agent is hereby authorized to accept wire transfer instructions for the Initial Loan Disbursement from ________________ (i.e. specify title/escrow company), which instructions are to be delivered, via fax, email, or letter, to the Administrative Agent. Said instructions shall include the Borrower's Name; Title/Escrow #_____________ and/or Loan #__________; the person/entity to receive the Initial Loan Disbursement (“Receiving Party”); the Receiving Party's full account name; Receiving Party's account number at the receiving bank (“Receiving Bank”); Receiving Bank's (ABA) routing number; city and state of the Receiving Bank; and the amount of the Initial Loan Disbursement (not to exceed the Maximum Initial Loan Disbursement Amount set forth above).

☐ Applicable for Deposit into Deposit Account . The Administrative Agent is hereby authorized to disburse the proceeds of the Initial Loan Disbursement requested from an Authorized Representative in accordance with the terms of the Credit Agreement by deposit into the deposit account specified in the deposit instructions set forth below under Item 2. of “Beneficiary Bank and Account Holder Information” of this Transfer Authorizer Designation.

SUBSEQUENT LOAN DISBURSEMENT AUTHORIZATION

☐ Not Applicable

☐ Applicable for Wire Transfer in Connection with Request from Authorized Representative. The Administrative Agent is hereby authorized to disburse the proceeds of any Subsequent Loan Disbursement requested from an Authorized Representative in accordance with the terms of the Credit Agreement by wire transfer as specified in the wire transfer instructions set forth below under Item 3. of Beneficiary Bank and Account Holder Information of this Transfer Authorizer Designation.

☐ Applicable for Wire Transfer from Person other than Authorized Representative. The Administrative Agent is hereby authorized to accept wire transfer instructions for the Subsequent Loan Disbursement from ________________ (i.e. specify title/escrow company), which instructions are to be delivered, via fax, email, or letter, to Lender. Said instructions shall include the Borrower's Name; Title/Escrow #_____________ and/or Loan #__________; the person/entity to receive the Subsequent Loan Disbursement (“Receiving Party”); the Receiving Party's full account name; Receiving Party's account number at the receiving bank (“Receiving Bank”); Receiving Bank's (ABA) routing number; city and state of the Receiving Bank; and the amount of the Subsequent Loan Disbursement (not to exceed the Maximum Subsequent Loan Disbursement Amount set forth above).
☐ Applicable for Deposit into Deposit Account. The Administrative Agent is hereby authorized to disburse the proceeds of any Subsequent Loan Disbursement requested from an Authorized Representative in accordance with the terms of the Credit Agreement by deposit into the deposit account specified in the deposit instructions set forth below under Item 4. of “Beneficiary Bank and Account Holder Information” of this Transfer Authorizer Designation.

Borrower acknowledges and agrees that the acceptance of and disbursement of funds by the Administrative Agent in accordance with the title/escrow company or Authorized Representative instructions shall be governed by this Transfer Authorizer Designation form and any other Loan Documents (as defined in the Credit Agreement). The Administrative Agent shall not be further required to confirm said disbursement instructions received from title/escrow company or Authorized Representative with Borrower. This Transfer Authorizer Designation form is in effect until [EXPIRATION DATE OF AUTHORIZATION] after which time a new authorization request shall be required. Borrower shall instruct title/escrow company via a separate letter, to deliver said disbursement instructions in writing, directly to the Administrative Agent at its address set forth in that certain Section of the Credit Agreement entitled Notices. Borrower also hereby authorizes the Administrative Agent to attach a copy of the written disbursement instructions to this Transfer Authorizer Designation form upon receipt of said instructions.

Beneficiary Bank and Account Holder Information

1. INITIAL LOAN DISBURSEMENT AUTHORIZATION - FOR WIRE TRANSFER

Borrower Name:
Title/Escrow Number:
Loan Number:
Transfer/Deposit Funds to (Receiving Party Account Name):
Receiving Party Deposit Account Number:
Receiving Bank Name, City and State:
Receiving Bank Routing (ABA) Number:
Disbursement Amount (Not to exceed the Maximum Initial Loan Disbursement Amount):
Further Credit Information/Instructions:

2. INITIAL LOAN DISBURSEMENT AUTHORIZATION - FOR DEPOSIT INTO DEPOSIT ACCOUNT

Borrower Name:
Title/Escrow Number:
Loan Number:
Transfer/Deposit Funds to (Receiving Party Account Name):
Receiving Party Deposit Account Number:
Receiving Bank Name, City and State:
Receiving Bank Routing (ABA) Number:
Disbursement Amount (Not to exceed the Maximum Initial Loan Disbursement Amount):
Further Credit Information/Instructions:

3.     SUBSEQUENT LOAN DISBURSEMENT AUTHORIZATION - FOR WIRE TRANSFER

Borrower Name:
Title/Escrow Number:
Loan Number:
Transfer/Deposit Funds to (Receiving Party Account Name):
Receiving Party Deposit Account Number:
Receiving Bank Name, City and State:
Receiving Bank Routing (ABA) Number:
Disbursement Amount (Not to exceed the Maximum Subsequent Loan Disbursement Amount nor an amount, in the aggregate with the outstanding loans, would exceed the Initial Loan Amount or the Increased Loan Amount, as applicable):

Further Credit Information/Instructions:

4. SUBSEQUENT LOAN DISBURSEMENT AUTHORIZATION - FOR DEPOSIT INTO DEPOSIT ACCOUNT

Borrower Name:
Title/Escrow Number:
Loan Number:
Transfer/Deposit Funds to (Receiving Party Account Name):
Receiving Party Deposit Account Number:
Receiving Bank Name, City and State:
Receiving Bank Routing (ABA) Number:
Disbursement Amount (Not to exceed the Maximum Subsequent Loan Disbursement Amount nor an amount, in the aggregate with the outstanding loans, would exceed the Initial Loan Amount or the Increased Loan Amount, as applicable):

Further Credit Information/Instructions:

Neither the Initial Disbursement Amount, nor the Initial Disbursement Amount together with any Subsequent Disbursement Amounts, shall ever exceed the Initial Loan Amount or the Increased Loan Amount, as applicable.

Date: _______________________________

"BORROWER"

FEDERAL REALTY INVESTMENT TRUST,
a real estate investment trust formed
under the laws of the State of Maryland

By:_______________________________________
Name:
Title: